UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2023

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On April 16, 2023, Charah Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Acquisition Parent 0423 Inc., a Delaware corporation (the “Parent”), and Acquisition Sub April 2023, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”), pursuant to which, and subject to the terms and conditions therein, Acquisition Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”). Following the consummation of the Merger, the Company will be a wholly owned subsidiary of Parent.  Parent is a wholly owned subsidiary of investment funds affiliated with SER Capital Partners (“SER”), a private investment firm focused on sustainable investment.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (each, a “Share”), will be cancelled and each such Share (other than (i) Shares owned by Parent, Acquisition Sub or any of their respective wholly owned subsidiaries (other than the Company), (ii) Shares owned by the Company or the Company’s subsidiaries, or (iii) Shares owned by holders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $6.00 per Share in cash, without interest (the “Common Per Share Merger Consideration”).  In addition, at the Effective Time, each share of Series A Preferred Stock of the Company and Series B Preferred Stock of the Company that is issued and outstanding immediately prior to the Effective Time shall be purchased and redeemed by Parent pursuant to Section 8 of the Certificate of Designations of Series A Preferred Stock and Section 7 of the Certificate of Designations of Series B Preferred Stock in exchange for the Series A Redemption Price (as such term is defined in the Merger Agreement) or the Series B Redemption Price (as such term is defined in the Merger Agreement), respectively (the “Redemption”).

The parties to the Merger Agreement have made certain customary representations and warranties and have agreed to certain covenants.

At any time prior to the receipt of the Requisite Stockholder Approval (as such term is defined in the Merger Agreement), if the Company has received a bona fide Competing Proposal (as such term is defined in the Merger Agreement) from a third-party and the Company’s Board of Directors determines in good faith, after consultation with its legal counsel and financial advisors, that such Competing Proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to result in a Superior Proposal, then the Company has the right to engage in negotiations or substantive discussions with or furnish any information and other access to any Person making such Competing Proposal and its representatives.

The Merger Agreement may be terminated by the mutual consent of Parent and the Company.

In addition, each of Parent and the Company may terminate the Merger Agreement (i) if, prior to the Effective Time, any governmental law or order or other legal restraint or prohibition restraining or prohibiting the Merger becomes final and non-appealable or any law is in effect that permanently prevents or makes illegal the consummation of the Merger (the “Governmental Order Condition”), provided that the party seeking the right to terminate the Merger Agreement shall not be available if the issuance of the Governmental Order Condition or taking of such action is primarily due to the failure of such party, including Acquisition Sub in the case of Parent to perform any obligations under the Merger Agreement; (ii) if the Merger is not consummated by October 16, 2023 (the “Termination Date”), provided that such right to terminate the Merger Agreement shall not be available to any party if the failure of such party, including the failure of Acquisition Sub in the case of Parent, to perform or comply with any of its obligations under the Merger Agreement has been the principal cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date; and (iii) if the Requisite Stockholder Approval is not obtained at the Stockholders’ Meeting to approve the Merger Agreement and the transactions contemplated thereby, provided that the terminating party is not itself in material breach of its obligations under the Merger Agreement.

Parent may terminate the Merger Agreement if (i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of certain conditions to the obligation of the Parent to effect the Merger and (B) is not capable of being cured, or is not cured, by the Company on or before the earlier of (x) the Termination Date and (y) the date that is 30 calendar days following Parent’s delivery of written notice to the Company of such breach provided that such right to terminate the Merger Agreement shall not be available if Parent is in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement, (ii) the board of directors of the Company or a committee thereof shall have made an Adverse Recommendation Change, as defined in the Merger Agreement, or (iii) the Company or any of its representatives breaches certain covenants related to the stockholder meeting or its non-solicitation obligations.

The Company may terminate the Merger Agreement if (i) Parent or Acquisition Sub shall have breached or failed to performed any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of certain conditions to the obligation of the Company to effect the Merger and (B) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (x) the Termination Date, and (y) the date that is 30 calendar days following the Company’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach; provided that such right to terminate the Merger Agreement shall not be available if the Company is in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; (ii) prior to receipt of the Requisite Stockholder Approval, the Company Board shall have authorized the Company to enter into a definitive agreement with respect to a Superior Proposal as long as the Company is in compliance with certain covenants and obligations under the Merger Agreement or (iii) Parent and Merger Sub do not complete the Merger by the time Closing is required under the Merger Agreement and the Company notified Parent in writing that the conditions to the Merger have been satisfied or irrevocably waived, as applicable, and remained ready, willing and able to consummate the Merger at such time.

If, a Third Party has made a Competing Proposal to the Company, (B) the Merger Agreement is subsequently terminated by Company or Parent for not being able to obtain the Requisite Stockholder Approval and at the time of the stockholder’s meeting a Competing Proposal has been publicly announced and not withdrawn, and (C) within nine months of termination of the Merger Agreement, the Company consummates a transaction involving a Competing Proposal or enters into a definitive agreement providing for the consummation of the Competing Proposal, and that Competing Proposal is then consummated, then the Company shall pay a termination fee of $3,500,000 (the “Termination Fee”).

The Company shall also pay Parent the Company Termination Fee if the Merger Agreement is terminated by (i) the Company if the Company’s Board authorizes the Company to enter into a definitive agreement with respect to a Superior Proposal prior to the receipt of the Requisite Stockholder Approval or (ii) the Parent if the Company’s Board or a committee thereof shall have made an Adverse Recommendation Change, as such term is defined in the Merger Agreement.

Upon termination of the Merger Agreement the parties will also be entitled to seek damages incurred or suffered as a result of a knowing and intentional breach of any representations, warranties, covenants or other agreements set forth in the Merger Agreement prior to such termination, in each case to the extent expressly permitted by the Merger Agreement, as well as other customary closing conditions.

The closing of the transactions contemplated by the Merger Agreement is subject to (i) receipt of the Requisite Stockholder Approval, (ii) consent from the FCC under section 310 of the Communications Act of 1934, and (iii) consent from JPMorgan Chase Bank, N.A. to the Merger and the Redemption, to the extent the Existing Debt Agreement (as such term is defined in the Merger Agreement) remains outstanding.

The Merger Agreement contains representations, warranties and covenants that the Company, Parent, and Acquisition Sub made as of the date of the Merger Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the Company, Parent, and Acquisition Sub and were made solely for the benefit the Company, Parent, and Acquisition Sub.  The representations, warranties and covenants may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure schedule made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Aside from the designated third-party beneficiaries under the Merger Agreement, no other individual or party should rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Financing Commitments

The Parent has obtained certain equity financing commitments pursuant to an equity commitment letter (the “Equity Commitment Letter”) for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Subject to the terms and conditions of the Equity Commitment Letter, certain affiliates of SER Capital Partners (collectively, “Guarantors”) committed to contribute to Parent, severally and not jointly, an equity contribution equal to $88,053,626 (the “Contribution”) prior to or at the closing, on the terms and subject to the conditions set forth under those certain commitments.

On April 16, 2023, the Guarantors and the Company executed a guarantee (the “Guarantee”) in favor of the Company. Pursuant to the terms and conditions of the Guarantee and Merger Agreement, the Guarantors have guaranteed the due and punctual payment of any and all payment obligations of Parent and Acquisition Sub, including Parent’s and/or Acquisition Sub’s obligations to pay actual damages incurred as a result of any knowing or intentional breach of the Merger Agreement prior to the valid termination of the Merger Agreement.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, Charah Holdings LP, a Delaware limited partnership, BCP Energy Services Fund-A, LP, a Delaware limited partnership, BCP Energy Services Fund, LP, a Delaware limited partnership, and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership (each of which is a stockholder of the Company, and together, the “Holder”), the Parent and the Company entered into a voting and support agreement (the “Letter Agreement”). Subject to the terms and conditions set forth in the Letter Agreement, the Holder agreed, among other things, to vote the Shares over which they have voting power in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby, and against any agreement, transaction or proposal that relates to a Competing Proposal.

The Letter Agreement also contains certain restrictions on the transfer of Shares beneficially owned by the Holder and includes a waiver of appraisal rights (including under Section 262 of the Delaware General Corporation Law) by the Holder. The Letter Agreement will terminate upon the earliest to occur of: the date the Merger Agreement is validly terminated in accordance with its terms, (b) the Termination Date (as such term is defined in the Merger Agreement), (c) the Effective Time, (d) the effectiveness of any amendment, modification or supplement to the Merger Agreement that (i) decreases the amount of the Series A Redemption Price, the Series B Redemption Price, the number of shares of Company Preferred Stock to be purchased and redeemed in connection with the Company Preferred Redemption or the Common Per Share Merger Consideration, (ii) changes the form of the Common Per Share Merger Consideration or (iii) is otherwise materially adverse to the Holder or its interests or (e) the mutual written consent of the parties thereto.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Term Loan Amendment and Security Agreement

On April 16, 2023, the Company entered into Amendment No. 2 to Term Loan Agreement (the “Term Loan Amendment”) by and among Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company (the “Borrower”), the Company, Charah, LLC, a Kentucky limited liability company (“Charah, LLC”), and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership, as lender (the “Lender”), which amends that certain Term Loan Agreement, dated as of August 15, 2022, by and among the Borrower, the Company, Charah, LLC, and the Lender (the “Term Loan Agreement”). The Term Loan Amendment, among other things, (i) waives the mandatory prepayment provisions with respect to certain asset sale proceeds, (ii) joins certain subsidiaries of the Company as guarantors under Term Loan Agreement, (iii) consents to an extension of the deadline for certain financial deliverables for the fiscal year ended December 31, 2022 and (iv) makes certain other amendments to the Term Loan Agreement as further set forth therein.  In connection with the Term Loan Amendment, Avon Lake Environmental Redevelopment Group, LLC, Cheswick Lefever LLC and Cheswick Plant Environmental Redevelopment Group LLC (the “Grantors”) entered in to a security agreement (the “Security Agreement”), dated as of April 16, 2023, with Charah Preferred Stock Aggregator, LP, as the secured party (the “Secured Party”), pursuant to which the Grantors granted liens over substantially all of their assets in favor of the Secured Party.

The foregoing summary of the Term Loan Amendment and the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Amendment and the Security Agreement, a copy of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial known and unknown risks and uncertainties. In some situations, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s planned merger, including the anticipated timing thereof. You should consider these statements carefully because they discuss our plans regarding the merger and our strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the merger, including, but not limited to, the outcome of any legal proceedings that may be instituted against the Company or others related to the transaction; the ability to retain certain key employees of the Company; and the risks identified and discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2022, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed with the SEC on November 15, 2022, and the other documents that the Company files with the SEC from time to time. There will be events in the future, however, that the Company is not able to predict accurately or control. The Company’s actual results may differ materially from the expectations that the Company describes in its forward-looking statements. Factors or events that could cause the Company’s actual results to materially differ may emerge from time to time, and it is not possible for the Company to accurately predict all of them. Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date on which the Company makes it. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file a proxy statement and other documents with the SEC relating to the approval of, among other things, the Merger. This Current Report on Form 8-K is not a substitute for any proxy statement or any other document which the Company may file with the SEC in connection with the proposed Merger. The definitive proxy statement (when available) will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website, www.sec.gov or through the Investors portion of the Company’s website at www.charah.com. The definitive proxy statement (when available) and such other documents relating to the Company may also be obtained free-of-charge by directing a request to the Company’s Investor Relations by e-mail at ir@charah.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it is filed with the SEC. Information about the Company’s executive officers and directors can be found in the above-referenced proxy statement when it becomes available and in the Company’s proxy statement relating to its 2022 Annual Meeting of Stockholders filed with the SEC on April 29, 2022.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of April 16, 2023, by and among Acquisition Parent 0423 Inc., Acquisition Sub April 2023 Inc. and Charah Solutions, Inc.
10.1
Voting and Support Agreement, dated as of April 16, 2024, by and among Charah Holdings LP, BCP Energy Services Fund-A, LP, BCP Energy Services Fund, LP, Charah Preferred Stock Aggregator, LP, Acquisition Parent 0423 Inc. and Charah Solutions, Inc.

10.2
Amendment No. 2, dated as of April 16, 2023, to the Term Loan Agreement by and among Gibbons Creek Environmental Redevelopment Group, LLC, as borrower, the Charah Solutions, Inc., Charah, LLC, and Charah Preferred Stock Aggregator, LP, as lender.

10.3
Security Agreement, dated as of April 16, 2023, by and among Avon Lake Environmental Redevelopment Group, LLC, Cheswick Lefever LLC and Cheswick Plant Environmental Redevelopment Group LLC and Charah Preferred Stock Aggregator, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
** Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2023

CHARAH SOLUTIONS, INC.

	By:	/s/ Jonathan Batarseh
	Name:	Jonathan Batarseh
	Title:	President & Chief Executive Officer